UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2017 (November 13, 2017)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-31219	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 13, 2017, Energy Transfer Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Partnership of 950,000 of its 6.250% Series A Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) at a price to the public of $1,000 per unit and 550,000 of its 6.625% Series B Fixed-to-Floating Cumulative Redeemable Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units” and, together with the Series A Preferred Units, the “Preferred Units”) at a price to the public of $1,000 per unit.
The Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-3 (File No. 333-221411) of the Partnership, which became effective on November 8, 2017, as supplemented by the Prospectus Supplement dated November 13, 2017 relating to the Preferred Units, filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) of the Securities Act on November 15, 2017.
The Offering closed November 16, 2017. The Partnership received proceeds before expenses from the Offering of approximately $1.48 billion. The Partnership intends to use the net proceeds from the Offering to repay amounts outstanding under its existing revolving credit facilities and for general partnership purposes.
The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The Underwriters may, from time to time, engage in transactions with and perform services for the Partnership and its affiliates in the ordinary course of business. Affiliates of each of the Underwriters are lenders under the revolving credit facilities and, accordingly, may receive a portion of the net proceeds from this Offering.
The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. Legal opinions relating to the Preferred Units are included as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 16, 2017, in connection with the issuance of the Preferred Units, Energy Transfer Partners GP, L.P. (the “General Partner”) adopted Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership to established the rights and obligations of the Preferred Units and make other miscellaneous revisions. The Preferred Units entitle their holders to certain rights that are senior to the rights of holders of common units representing limited partner interests in the Partnership (“Common Units”), such as rights to certain distributions and rights upon liquidation of the Partnership.
The Preferred Units rank senior to the Common Units and to any other class or series of the Partnership’s equity interests that may be established after the original issue date of the Preferred Units (the “Original Issue Date”) and that are not expressly made senior to or on parity with the Preferred Units as to the payment of distributions and amounts payable upon a liquidation event. The Preferred Units rank junior to any other class or series of the Partnership’s equity interests that may be established after the Original Issue Date and that are expressly made senior to the Preferred Units to the payment of distributions and amounts payable upon a liquidation event.  The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership, as described below.
Distributions on the Series A Preferred Units are cumulative from the Original Issue Date and will be payable semi-annually in arrears on the 15th day of February and August of each year until February 15, 2023, and thereafter on the 15th day of February, May, August, and November of each year, in each case, when, as, and if declared by the General Partner.  A pro-rated initial distribution on the Series A Preferred Units will be payable on February 15, 2018 in an amount equal to approximately $15.451 per Series A Preferred Unit.  Distributions on the Series A Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but excluding, February 15, 2023 at a rate equal to 6.250% per annum of the $1,000 liquidation preference.  On and after February 15, 2023, distributions on the Series A Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.028%.
Distributions on the Series B Preferred Units are cumulative from the Original Issue Date and will be payable semi-annually in arrears on the 15th day of February and August of each year until February 15, 2028, and thereafter on the 15th day of February, May, August, and November of each year, in each case, when, as, and if declared by the General Partner.  A pro-rated initial distribution on the Series B Preferred Units will be payable on February 15, 2018 in an amount equal to approximately $16.378 per Series B Preferred Unit.  Distributions on the Series B Preferred Units will be payable out of amounts legally available therefor from and including the Original Issue Date to, but excluding, February 15, 2028 at a rate equal to 6.625% per annum of the $1,000 liquidation preference.  On and after February 15, 2028, distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 4.155%.
The Series A Preferred Units may be redeemed by the Partnership at its option (i) following the occurrence of certain ratings agency events, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared, or (ii) at any time on or after February 15, 2023, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.
The Series B Preferred Units may be redeemed by the Partnership at its option (i) following the occurrence of certain ratings agency events, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared, or (ii) at any time on or after February 15, 2028, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.
Holders of Preferred Units will generally have no voting rights, except for limited voting rights with respect to (i) potential amendments to the Partnership Agreement that would have a material adverse effect on the existing terms of the Preferred Units, (ii) the creation or issuance of any securities on parity with the Preferred Units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit
1.1
Underwriting Agreement, dated as of November 13, 2017, between Energy Transfer Partners, L.P., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs & Co. LLC, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

3.1	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., dated as of November 16, 2017.
5.1	Opinion of Latham & Watkins LLP regarding legality of the Offered Units.
8.1	Opinion of Latham & Watkins LLP relating to tax matters.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

		By:	Energy Transfer Partners GP, L.P.
its General Partner

		By:	Energy Transfer Partners, L.L.C.
its General Partner

Date:	November 16, 2017	By:	/s/ Thomas E. Long
		Name:	Thomas E. Long
		Title:	Chief Financial Officer